EXHIBIT 23.1

WILLIAMS & WEBSTER, P.S.
Certified Public Accountants
601 West Riverside
Suite 1970
Spokane, Washington 99201-0611
(509) 838-8111
FAX (509) 624-5001

CONSENT OF CERTIFIED PUBLIC ACCOUNTANTS

Board of Directors
FirstBingo.com
Toronto, Ontario
Canada

We consent to the use of our report dated March 22, 2002, on the financial statements of FirstBingo.com as of December 31, 2001, and the year then ended, and the inclusion of our name under the heading "Experts" in the Form SB-2/A-1 Registration Statement filed with the Securities and Exchange Commission.

/s/ Williams & Webster P.S.
Williams & Webster, P.S.
Spokane, Washington

June 14, 2002